Citigroup Global Markets Holdings Inc.	January 31, 2020 Medium-Term Senior Notes, Series N Pricing Supplement No. 2020—USNCH3488 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021

Performance Leveraged Upside SecuritiesSM
Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of a basket (the “basket”) consisting of the iShares® MSCI Brazil ETF, the iShares® MSCI India ETF, the iShares® China Large-Cap ETF and the VanEck Vectors® Russia ETF, each a “basket component,” from the initial basket level to the final basket level.

▪	The securities offer leveraged exposure to a limited range of potential appreciation of the basket as described below. In exchange for that feature, investors in the securities must be willing to forgo (i) any appreciation of the basket in excess of the maximum return at maturity specified below and (ii) any dividends that may be paid on the basket components or the stocks included in the basket components. In addition, investors in the securities must be willing to accept full downside exposure to any depreciation of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of your securities for every 1% of that decline. There is no minimum payment at maturity.

▪	In order to obtain the modified exposure to the basket that the securities provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Basket:	Basket Component	Weighting	Initial Component Price*
	iShares® MSCI Brazil ETF (ticker symbol: “EWZ”)	25%	$43.76
	iShares® MSCI India ETF (ticker symbol: “INDA”)	25%	$34.49
	iShares® China Large-Cap ETF (ticker symbol: “FXI”)	25%	$39.74
	VanEck Vectors® Russia ETF (ticker symbol: “RSX”)	25%	$24.60
	* The initial component price for each basket component is its closing price on the pricing date
Aggregate stated principal amount:		$1,878,950
Stated principal amount:		$10.00 per security
Pricing date:		January 31, 2020
Issue date:		February 5, 2020
Valuation date:		March 1, 2021, subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:		March 4, 2021
Payment at maturity:

For each $10.00 stated principal amount security you hold at maturity:

▪  If the final basket level is greater than the initial basket level:
$10.00 + the leveraged return amount, subject to the maximum return at maturity

▪  If the final basket level is less than or equal to the initial basket level:
$10.00 + ($10.00 × the basket return)

If the final basket level is less than the initial basket level, your payment at maturity will be less, and possibly significantly less, than the $10.00 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial basket level:		100
Final basket level:		100 × (1 + the sum of the weighted component returns of the basket components)
Weighted component return:		For each basket component, its weighting multiplied by its component return
Component return:		For each basket component: (final component price – initial component price) / initial component price
Final component price:		For each basket component, its closing price on the valuation date.
Basket return:		(i) The final basket level minus the initial basket level, divided by (ii) the initial basket level
Leveraged return amount:		$10.00 × the basket return × the leverage factor
Leverage factor:		300.00%
Maximum return at maturity:		$1.40 per security (14.00% of the stated principal amount). The payment at maturity per security will not exceed $10.00 plus the maximum return at maturity.
Listing:		The securities will not be listed on any securities exchange
CUSIP / ISIN:		17327U848 / US17327U8484
Underwriter:		Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)(2)	Underwriting fee	Proceeds to issuer
Per security:	$10.00	$0.175(2)	$9.775
$0.05(3)
Total:	$1,878,950.00	$42,276.38	$1,836,673.62

(1) On the date of this pricing supplement, the estimated value of the securities is $9.603 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.225 for each $10.00 security sold in this offering. Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $0.175 for each $10.00 security they sell. Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $0.05 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-08 dated February 15, 2019      Prospectus Supplement and Prospectus each dated May 14, 2018

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the basket components. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting, Liquidation or Termination of an Underlying ETF,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Dilution and Reorganization Adjustments. With respect to each basket component, its initial component price is a “Relevant Value” for purposes of the section “Description of the Securities—Certain Additional Terms of the Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial component price for each of the basket components is subject to adjustment upon the occurrence of any of the events described in that section.

Postponement of the valuation date. If the valuation date is postponed for a reason that affects less than all of the basket components, the final basket level will be calculated based on (i) for each unaffected basket component, its closing price on the originally scheduled valuation date and (ii) for each affected basket component, its closing price on the valuation date as postponed (or, if earlier, the first scheduled trading day for that basket component following the originally scheduled valuation date on which a market disruption event did not occur with respect to that basket component). See “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying product supplement.

Investment Summary

The securities can be used:

▪	As an alternative to direct exposure to the basket components that enhances returns, subject to the maximum return at maturity, for a limited range of potential appreciation of the basket;

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario; and

▪	To achieve similar levels of upside exposure to the basket components as a direct investment, subject to the maximum return at maturity, while using fewer dollars by taking advantage of the leverage factor.

If the final basket level is less than the initial basket level, the securities are exposed on a 1-to-1 basis to the percentage of that decline. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 13 months
Leverage factor:	300.00%, subject to the maximum return at maturity. The leverage factor applies only if the final basket level is greater than the initial basket level.
Maximum return at maturity:	$1.40 per security (14.00% of the stated principal amount)
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

Key Investment Rationale

The securities provide for the possibility of receiving a return at maturity equal to 300.00% of the appreciation of the basket, provided that investors will not receive a payment at maturity in excess of the maximum payment at maturity, which is $11.40 per security. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the basket, subject to the maximum return at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the level of the basket from the initial basket level. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the securities. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

January 2020	PS-2

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Leveraged Upside Performance:	The securities offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket components within a limited range of positive performance.
Upside Scenario:	If the final basket level is greater than the initial basket level, the payment at maturity for each security will be equal to the $10.00 stated principal amount plus the leveraged return amount, subject to the maximum return at maturity of $1.40 per security (14.00% of the stated principal amount). For example, if the final basket level is 3% greater than the initial basket level, the securities will provide a total return of 9% at maturity.
Downside Scenario:	If the final basket level is less than the initial basket level, you will lose 1% for every 1% decline in the level of the basket from the initial basket level and the payment at maturity will be less than the stated principal amount. For example, if the final basket level is 30% less than the initial basket level, you will receive a payment at maturity of $7.00 per security, or 70% of the stated principal amount. There is no minimum payment at maturity on the securities, and investors may lose their entire initial investment.

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns.

Investors in the securities will not receive any dividends that may be paid on the basket components or the stocks included in the basket components. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in the basket components” below.

PLUS Payment at Maturity Diagram

■ The Securities	■ The Basket

January 2020	PS-3

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Your actual payment at maturity per security will depend on the actual final basket level, which will depend on the actual closing price of each basket component on the valuation date. The examples below are intended to illustrate how your payment at maturity will depend on whether the final basket level is greater than or less than the initial basket level and by how much.

Example 1—Upside Scenario A. The hypothetical final basket level is 101.25 (a 1.25% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
iShares® MSCI Brazil ETF	3%	25%	0.75%
iShares® MSCI India ETF	-5%	25%	-1.25%
iShares® China Large-Cap ETF	5%	25%	1.25%
VanEck Vectors® Russia ETF	2%	25%	0.50%
Sum of hypothetical weighted component returns:			1.25%

Hypothetical final basket level	= 100 × (1 + sum of hypothetical weighted component returns)
= 100 × (1 + 1.25%)
= 100 × 1.0125
= 101.25

Payment at maturity per security = $10 + the leveraged return amount, subject to the maximum return at maturity of $1.40 per security

= $10 + ($10 × the basket return × the leverage factor), subject to the maximum return at maturity of $1.40 per security

= $10 + ($10 × 1.25% × 300.00%), subject to the maximum return at maturity of $1.40 per security

= $10 + $0.375, subject to the maximum return at maturity of $1.40 per security

= $10.375

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $0.375 per security results in a total return at maturity of 3.75%, which is less than the maximum return at maturity of 14.00%, your payment at maturity in this scenario would be equal to the $10 stated principal amount per security plus the leveraged return amount, or $10.375 per security.

Example 2—Upside Scenario B. The hypothetical final basket level is 131.25 (a 31.25% increase from the initial basket level), which is greater than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
iShares® MSCI Brazil ETF	30%	25%	7.50%
iShares® MSCI India ETF	40%	25%	10.00%
iShares® China Large-Cap ETF	20%	25%	5.00%
VanEck Vectors® Russia ETF	35%	25%	8.75%
Sum of hypothetical weighted component returns:			31.25%
Hypothetical final basket level	= 100 × (1 + sum of hypothetical weighted component returns)
= 100 × (1 + 31.25%)
= 100 × 1.3125
= 131.25

Payment at maturity per security = $10 + the leveraged return amount, subject to the maximum return at maturity of $1.40 per security

= $10 + ($10 × the basket return × the leverage factor), subject to the maximum return at maturity of $1.40 per security

= $10 + ($10 × 31.25% × 300.00%), subject to the maximum return at maturity of $1.40 per security

= $10 + $9.375, subject to the maximum return at maturity of $1.40 per security

= $11.40

January 2020	PS-4

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Because the basket appreciated from the initial basket level to the hypothetical final basket level and the leveraged return amount of $9.375 per security would result in a total return at maturity of 93.75%, which is greater than the maximum return at maturity of 14.00%, your payment at maturity in this scenario would equal the maximum payment at maturity of $11.40 per security. In this scenario, an investment in the securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

Example 3—Downside Scenario. The hypothetical final basket level is 30.00 (a 70.00% decrease from the initial basket level), which is less than the initial basket level.

Basket Component	Hypothetical Component Return	Weighting	Hypothetical Weighted Component Return (Hypothetical Component Return times Weighting)
iShares® MSCI Brazil ETF	-80%	25%	-20.00%
iShares® MSCI India ETF	-70%	25%	-17.50%
iShares® China Large-Cap ETF	-60%	25%	-15.00%
VanEck Vectors® Russia ETF	-70%	25%	-17.50%
Sum of hypothetical weighted component returns:			-70.00%

Hypothetical final basket level	= 100 × (1 + sum of hypothetical weighted component returns)
= 100 × (1 + -70.00%)
= 100 × 0.30
= 30.00

Payment at maturity per security = $10 + ($10 × the basket return)

= $10 + ($10 × -70.00%)

= $10 + -$7.00

= $3.00

Because the basket depreciated from the initial basket level to the hypothetical final basket level, your payment at maturity in this scenario would reflect 1-to-1 exposure to the negative performance of the basket.

January 2020	PS-5

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with the basket components. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the basket. If the final basket level is less than the initial basket level, you will lose 1% of the stated principal amount of the securities for every 1% by which the final basket level is less than the initial basket level. There is no minimum payment at maturity on the securities, and you could lose your entire investment.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	Your potential return on the securities is limited. Your potential total return on the securities at maturity is limited to the maximum return at maturity of 14.00%, which is equivalent to a maximum return at maturity of $1.40 per security and results in a maximum payment at maturity of $11.40 per security. Taking into account the leverage factor, any increase in the final basket level over the initial basket level by more than approximately 4.67% will not increase your return on the securities and will progressively reduce the effective amount of leverage provided by the securities.

▪	Investing in the securities is not equivalent to investing in the basket components. You will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the basket components or the stocks included in the basket components.

▪	Your payment at maturity depends on the closing prices of the basket components on a single day. Because your payment at maturity depends on the closing prices of the basket components solely on the valuation date, you are subject to the risk that the closing prices on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in the basket components or in another instrument linked to the basket components that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of the closing prices of the basket components over the term of the securities, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the

January 2020	PS-6

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the basket components, the correlation among the basket components, dividend yields on the basket components or the stocks included in the basket components and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the prices of the basket components and a number of other factors, including the price and volatility of the basket components, the correlation among the basket components, the dividend yields on the basket components or the stocks included in the basket components, interest rates generally, currency exchange rates, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the basket components may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The basket components may offset each other. The performance of one basket component may not correlate with the performance of the other basket components. If one of the basket components appreciates, the other basket components may not

January 2020	PS-7

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

appreciate as much or may even depreciate. In such event, the appreciation of one of the basket components may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of one or more of the other basket components.

▪	The basket components may be highly correlated in decline. If the basket components become correlated in decline, the depreciation of one basket component will not be offset by the performance of the other basket components and, in fact, each basket component may contribute to an overall decline from the initial basket level to the final basket level.

▪	The basket components are subject to risks associated with emerging markets equity securities. The stocks composing the basket components and that are generally tracked by the basket components have been issued by companies in emerging markets. Countries with emerging markets may have relatively unstable governments, present the risks of nationalization of businesses, have restrictions on foreign ownership and prohibitions on the repatriation of assets and have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, be highly vulnerable to changes in local or global trade conditions and suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

▪	Each basket component is subject to risks associated with non-U.S. markets. Investments in securities linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

▪	The price and performance of each basket component may not completely track the performance of its underlying index or its net asset value per share. The basket components do not fully replicate the underlying indices that they seek to track and may hold securities different from those included in their underlying indices. In addition, the performance of the basket components reflect additional transaction costs and fees that are not included in the calculation of their underlying indices. All of these factors may lead to a lack of correlation between the performance of the basket components and their underlying indices. In addition, corporate actions with respect to the equity securities constituting the basket components or held by the basket components (such as mergers and spin-offs) may impact the variance between the performance of the basket components and their underlying indices. Finally, because the underlying shares of the basket components are traded on NYSE Arca, Inc. and the Cboe BZX Exchange, and are subject to market supply and investor demand, the market values of the basket components may differ from its net asset value per share.

During periods of market volatility, securities underlying the basket components may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per shares of the basket components and the liquidity of the basket components may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the basket components. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the basket components. As a result, under these circumstances, the market values of the basket components may vary substantially from its net asset value per share. For all of the foregoing reasons, the performance of the basket components might not correlate with the performance of their underlying indices and/or its net asset value per share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity.

▪	Fluctuations in exchange rates will affect the closing prices of the basket components. Because each basket component holds stocks that trade outside the United States and the closing prices of the basket components are based on the U.S. dollar value of those stocks, the basket components are subject to currency exchange rate risk with respect to the currency in which such stocks trade. Exchange rate movements may be volatile and may be driven by numerous factors specific to the relevant countries, including the supply of, and the demand for, the applicable currencies, as well as government policy and intervention and macroeconomic factors. Exchange rate movements may also be influenced significantly by speculative trading. In general, if the U.S. dollar strengthens against the currencies in which the stocks held by the basket components trade, the closing prices of the basket components will be adversely affected for that reason alone.

▪	Even if a basket component pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In

January 2020	PS-8

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

general, an adjustment will not be made under the terms of the securities for any cash dividend paid on shares of a basket component unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing price of the shares of such basket component on the date of declaration of the dividend. Any dividend will reduce the closing price of the shares of such basket component by the amount of the dividend per share. If a basket component pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF —Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	An adjustment will not be made for all events that may have a dilutive effect on or otherwise adversely affect the market price of a basket component. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the shares of such basket component would not.

▪	The securities may become linked to shares of issuers other than the basket components upon the occurrence of a reorganization event or upon the delisting of the shares of such basket component. For example, if the issuer of a basket component enters into a merger agreement that provides for holders of the shares of such basket component to receive shares of other entities, the shares of such other entities will become the applicable basket component for all purposes of the securities upon consummation of the merger. Additionally, if the shares of a basket component are delisted, or such basket component is otherwise terminated, the calculation agent may, in its sole discretion, select shares of other ETFs to be the applicable basket components. See “Description of the Securities— Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments” and “—Delisting, Liquidation or Termination of an Underlying ETF” in the accompanying product supplement.

▪	Changes made by the sponsor of a basket component may affect the basket component. We are not affiliated with the sponsors of the iShares® MSCI Brazil ETF, the iShares® MSCI India ETF, the iShares® China Large-Cap ETF and the VanEck Vectors® Russia ETF. Changes that affect the basket components may affect the value of your securities. The sponsor of a basket component may add, delete or substitute the securities that constitute the basket component or make other methodological changes that could affect the level of the basket component. We are not affiliated with any such sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could be made at any time and could adversely affect the performance of the basket components and the value of and your payment at maturity on the securities.

▪	Our offering of the securities does not constitute a recommendation of the basket or the basket components. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the basket or any of the basket components is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks included in or held by the basket components or in instruments related to the basket components or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the basket components. These and other activities of our affiliates may affect the price of the basket components in a way that has a negative impact on your interests as a holder of the securities.

▪	The price of a basket component may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the applicable basket components or in the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the applicable basket components or the stocks included in or held by the basket components and other financial instruments related to the basket components or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the prices of the basket components in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the companies included in or held by the basket components, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of a basket component, CGMI, as calculation agent,

January 2020	PS-9

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid forward contracts is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

If you are a non-U.S. investor, you should review the discussion of withholding tax issues in “United States Federal Tax Considerations—Non-U.S. Holders” below.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

January 2020	PS-10

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of these securities, historical information on the performance of the basket does not exist for dates prior to the pricing date. The graph below sets forth the hypothetical historical daily closing levels of the basket for the period from February 3, 2012 to January 31, 2020, assuming that the basket was created on February 3, 2012 with the same basket components and corresponding weights and with a level of 100 on that date. The hypothetical performance of the basket is based on the actual closing prices of the basket components on the applicable dates. We obtained these closing prices from Bloomberg L.P., without independent verification. Any historical trend in the level of the basket during the period shown below is not an indication of the performance of the basket during the term of the securities.

Hypothetical Historical Basket Performance February 3, 2012 to January 31, 2020

Information About the Basket Components

iShares® MSCI Brazil ETF

The iShares® MSCI Brazil ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of an index composed of Brazilian equities, which is currently the MSCI Brazil 25/50 Index. The MSCI Brazil 25/50 Index was developed by MSCI Inc. as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance of the large- and mid-cap segments of the Brazilian equity market.

The iShares® MSCI Brazil ETF is an investment portfolio managed by iShares® Inc. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI Brazil ETF. iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Brazil ETF. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® MSCI Brazil ETF trade on the NYSE Arca under the ticker symbol “EWZ.”

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the iShares® MSCI Brazil ETF or other securities of the issuer of the iShares® MSCI Brazil ETF. We have derived all disclosures contained in this pricing supplement regarding the iShares® MSCI Brazil ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has

January 2020	PS-11

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI Brazil ETF or the shares of the iShares® MSCI Brazil ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The iShares® MSCI Brazil ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the iShares® MSCI Brazil ETF.

Historical Information

The closing price of the iShares® MSCI Brazil ETF on January 31, 2020 was $43.76.

The graph below shows the closing prices of the underlying shares for each day such price was available from January 4, 2010 to January 31, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the iShares® MSCI Brazil ETF as an indication of future performance.

iShares® MSCI Brazil ETF – Historical Closing Prices January 4, 2010 to January 31, 2020

iShares® MSCI Brazil ETF	High	Low	Dividends
2010
First Quarter	$77.79	$62.77	$0.11117
Second Quarter	$75.73	$58.61	$0.27541
Third Quarter	$76.93	$62.97	$0.00000
Fourth Quarter	$81.58	$73.84	$2.33328
2011
First Quarter	$78.64	$70.22	$0.19838
Second Quarter	$79.78	$69.57	$1.08378
Third Quarter	$74.16	$52.04	$0.00000
Fourth Quarter	$64.51	$50.89	$0.42127
2012
First Quarter	$70.42	$58.52	$0.00000
Second Quarter	$65.36	$49.07	$1.05794

January 2020	PS-12

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Third Quarter	$57.06	$50.03	$0.00000
Fourth Quarter	$56.06	$51.01	$0.38197
2013
First Quarter	$57.65	$53.39	$0.12916
Second Quarter	$55.71	$43.07	$0.00000
Third Quarter	$49.73	$41.26	$0.85315
Fourth Quarter	$51.58	$43.41	$0.58755
2014
First Quarter	$45.02	$38.03	$0.00000
Second Quarter	$49.98	$45.15	$0.00000
Third Quarter	$54.00	$43.45	$0.96263
Fourth Quarter	$47.32	$33.82	$0.41833
2015
First Quarter	$37.91	$29.31	$0.00000
Second Quarter	$37.19	$32.24	$0.00000
Third Quarter	$32.98	$20.64	$0.61110
Fourth Quarter	$25.50	$20.68	$0.23266
2016
First Quarter	$26.93	$17.33	$0.00000
Second Quarter	$30.13	$24.96	$0.20828
Third Quarter	$35.10	$29.03	$0.00000
Fourth Quarter	$38.19	$31.11	$0.39542
2017
First Quarter	$40.15	$34.46	$0.00000
Second Quarter	$40.44	$32.75	$0.27672
Third Quarter	$43.35	$33.88	$0.00000
Fourth Quarter	$43.34	$37.74	$0.36516
2018
First Quarter	$47.33	$41.68	$0.05039
Second Quarter	$44.17	$31.00	$0.53093
Third Quarter	$37.55	$30.72	$0.00000
Fourth Quarter	$41.61	$33.71	$0.57442
2019
First Quarter	$45.46	$39.28	$0.00000
Second Quarter	$44.38	$36.99	$0.53116
Third Quarter	$46.73	$38.89	$0.00000
Fourth Quarter	$47.69	$40.58	$0.57741
2020
First Quarter (through January 31, 2020)	$48.41	$43.76	$0.09726

iShares® MSCI India ETF

The iShares® MSCI India ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI India Index. The MSCI India Index was developed by MSCI Inc. and is designed to measure the performance of equity securities of companies whose market capitalization, as calculated by the index provider, represents the top 85% of companies in the Indian securities market.

The iShares® MSCI India ETF is an investment portfolio managed by iShares® Trust. BlackRock Fund Advisors is the investment adviser to the iShares® MSCI India ETF. iShares® Trust consists of numerous separate investment portfolios, including the iShares® MSCI India ETF. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® MSCI India ETF trade on the Cboe BZX Exchange under the ticker symbol “INDA.”

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the iShares® MSCI India ETF or other securities of the issuer of the iShares® MSCI India ETF. We have derived all disclosures contained in this

January 2020	PS-13

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

pricing supplement regarding the iShares® MSCI India ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI India ETF or the shares of the iShares® MSCI India ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The iShares® MSCI India ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the iShares® MSCI India ETF.

Historical Information

The closing price of the iShares® MSCI India ETF on January 31, 2020 was $34.49.

The graph below shows the closing prices of the iShares® MSCI India ETF for each day such price was available from February 3, 2012 to January 31, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the iShares® MSCI India ETF for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the iShares® MSCI India ETF as an indication of future performance.

iShares® MSCI India ETF – Historical Closing Prices February 3, 2012 to January 31, 2020

iShares® MSCI India ETF	High	Low	Dividends
2012
First Quarter	$27.40	$24.00	$0.00000
Second Quarter	$25.22	$20.15	$0.08274
Third Quarter	$25.40	$21.42	$0.00000
Fourth Quarter	$27.06	$24.13	$0.02447
2013
First Quarter	$27.40	$24.77	$0.00000
Second Quarter	$26.96	$22.27	$0.00000
Third Quarter	$24.43	$19.24	$0.05460

January 2020	PS-14

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Fourth Quarter	$25.13	$22.71	$0.09696
2014
First Quarter	$26.43	$22.81	$0.00000
Second Quarter	$30.44	$26.15	$0.00000
Third Quarter	$31.93	$29.35	$0.07578
Fourth Quarter	$32.37	$28.61	$0.11318
2015
First Quarter	$33.61	$28.99	$0.00000
Second Quarter	$33.33	$28.58	$0.00000
Third Quarter	$31.52	$26.30	$0.12696
Fourth Quarter	$29.84	$25.89	$0.20024
2016
First Quarter	$27.18	$23.65	$0.00000
Second Quarter	$28.43	$25.99	$0.16892
Third Quarter	$30.58	$27.91	$0.00000
Fourth Quarter	$29.99	$25.84	$0.07355
2017
First Quarter	$31.60	$26.93	$0.00000
Second Quarter	$32.97	$31.13	$0.12516
Third Quarter	$34.83	$32.29	$0.00000
Fourth Quarter	$36.07	$32.68	$0.26773
2018
First Quarter	$38.06	$32.97	$0.00000
Second Quarter	$34.95	$32.57	$0.04626
Third Quarter	$36.14	$32.47	$0.00000
Fourth Quarter	$33.56	$29.30	$0.25287
2019
First Quarter	$35.66	$31.65	$0.01560
Second Quarter	$36.38	$32.68	$0.31654
Third Quarter	$35.85	$31.01	$0.00000
Fourth Quarter	$35.45	$32.18	$0.03262
2020
First Quarter (through January 31, 2020)	$36.18	$34.49	$0.00000

iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the performance, before fees and expenses, of the FTSE China 50 Index. The FTSE China 50 Index was developed by FTSE as an equity benchmark for the stock performance of the largest companies in the Chinese equity market that are available to international investors. All of the stocks in the FTSE China 50 Index currently trade on the Stock Exchange of Hong Kong.

The iShares® China Large-Cap ETF is managed by the iShares® Trust, a registered investment company. iShares® Trust consists of numerous separate investment portfolios, including the iShares® China Large-Cap ETF. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the iShares® China Large-Cap ETF trade on the NYSE Arca under the ticker symbol “FXI.”

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the iShares® MSCI China ETF or other securities of the issuer of the iShares® MSCI China ETF. We have derived all disclosures contained in this pricing supplement regarding the iShares® MSCI China ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI China ETF or the shares of the iShares® MSCI China ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The iShares® China Large-Cap ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

January 2020	PS-15

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the iShares® China Large-Cap ETF.

Historical Information

The closing price of the Shares® China Large-Cap ETF on January 31, 2020 was $39.74.

The graph below shows the closing prices of the underlying shares for each day such price was available from January 4, 2010 to January 31, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the underlying shares as an indication of future performance.

iShares® China Large-Cap ETF – Historical Closing Prices January 4, 2010 to January 31, 2020

iShares® China Large-Cap ETF	High	Low	Dividends
2010
First Quarter	$44.56	$37.17	$0.00000
Second Quarter	$44.59	$37.01	$0.45877
Third Quarter	$42.85	$38.73	$0.00000
Fourth Quarter	$47.93	$42.20	$0.16919
2011
First Quarter	$44.96	$41.16	$0.00000
Second Quarter	$46.40	$41.11	$0.68555
Third Quarter	$43.31	$30.83	$0.00000
Fourth Quarter	$38.95	$29.75	$0.07946
2012
First Quarter	$40.48	$35.15	$0.00000
Second Quarter	$38.34	$31.83	$0.85100
Third Quarter	$35.29	$32.09	$0.00000
Fourth Quarter	$40.48	$34.91	$0.08604

January 2020	PS-16

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

2013
First Quarter	$41.86	$36.33	$0.00000
Second Quarter	$38.62	$31.70	$0.00000
Third Quarter	$39.15	$31.73	$0.83900
Fourth Quarter	$40.19	$36.42	$0.17433
2014
First Quarter	$37.12	$32.98	$0.00000
Second Quarter	$38.28	$34.59	$0.00000
Third Quarter	$42.52	$37.32	$0.53987
Fourth Quarter	$41.98	$37.46	$0.50568
2015
First Quarter	$44.74	$40.77	$0.00000
Second Quarter	$52.72	$45.00	$0.24928
Third Quarter	$45.81	$33.58	$0.00000
Fourth Quarter	$40.37	$34.53	$0.77474
2016
First Quarter	$34.15	$28.44	$0.00000
Second Quarter	$35.12	$31.24	$0.24433
Third Quarter	$39.02	$33.45	$0.00000
Fourth Quarter	$39.04	$33.97	$0.68919
2017
First Quarter	$39.62	$35.15	$0.00000
Second Quarter	$40.60	$37.58	$0.17592
Third Quarter	$45.07	$39.48	$0.00000
Fourth Quarter	$48.32	$44.18	$0.89181
2018
First Quarter	$54.00	$45.97	$0.00000
Second Quarter	$48.77	$41.99	$0.60488
Third Quarter	$44.29	$40.39	$0.00000
Fourth Quarter	$43.02	$38.26	$0.44607
2019
First Quarter	$45.17	$38.09	$0.00000
Second Quarter	$45.85	$39.93	$0.40671
Third Quarter	$43.40	$37.67	$0.00000
Fourth Quarter	$43.71	$39.63	$0.78831
2020
First Quarter (through January 31, 2020)	$45.28	$39.74	$0.00000

VanEck Vectors® Russia ETF

VanEck Vectors® Russia ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, the price and yield performance of the MVIS® Russia Index (the “Russia Index”). The Russia Index includes publicly traded companies that are incorporated in Russia or that are incorporated outside of Russia but have at least 50% of their revenues/related assets in Russia.

The VanEck Vectors® Russia ETF is an investment portfolio of Market Vectors® ETF Trust. Van Eck Associates Corporation is currently the investment adviser to the VanEck Vectors® Russia ETF. Information provided to or filed with the SEC by Market Vectors® ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the VanEck Vectors® Russia ETF trade on the NYSE Arca under the ticker symbol “RSX.”

This pricing supplement relates only to the securities offered hereby and does not relate to the shares of the VanEck Vectors® Russia ETF or other securities of the issuer of the VanEck Vectors® Russia ETF. We have derived all disclosures contained in this pricing supplement regarding the VanEck Vectors® Russia ETF from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has

January 2020	PS-17

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

participated in the preparation of such documents or made any due diligence inquiry with respect to the VanEck Vectors® Russia ETF or the shares of the VanEck Vectors® Russia ETF.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The VanEck Vectors® Russia ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of the VanEck Vectors® Russia ETF.

Historical Information

The closing price of the VanEck Vectors® Russia ETF on January 31, 2020 was $24.60.

The graph below shows the closing prices of the underlying shares for each day such price was available from January 4, 2010 to January 31, 2020. The table that follows shows the high and low closing prices of, and dividends paid on, the underlying shares for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. You should not take the historical prices of the underlying shares as an indication of future performance.

VanEck Vectors® Russia ETF – Historical Closing Prices January 4, 2010 to January 31, 2020

VanEck Vectors® Russia ETF	High	Low	Dividends
2010
First Quarter	$34.79	$28.95	$0.00000
Second Quarter	$36.84	$27.04	$0.00000
Third Quarter	$32.89	$27.63	$0.00000
Fourth Quarter	$38.02	$33.25	$0.18400
2011
First Quarter	$41.80	$37.87	$0.00000
Second Quarter	$43.10	$35.79	$0.00000
Third Quarter	$40.07	$25.28	$0.00000
Fourth Quarter	$32.49	$24.54	$0.58400

January 2020	PS-18

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

2012
First Quarter	$33.63	$27.08	$0.00000
Second Quarter	$31.23	$23.22	$0.00000
Third Quarter	$30.99	$25.32	$0.00000
Fourth Quarter	$29.96	$26.25	$0.72900
2013
First Quarter	$31.04	$27.45	$0.00000
Second Quarter	$27.76	$24.15	$0.00000
Third Quarter	$29.73	$24.98	$0.00000
Fourth Quarter	$30.08	$27.39	$0.74200
2014
First Quarter	$27.94	$21.08	$0.00000
Second Quarter	$27.06	$21.72	$0.00000
Third Quarter	$27.21	$22.38	$0.00000
Fourth Quarter	$22.56	$13.92	$0.63800
2015
First Quarter	$18.17	$14.14	$0.02300
Second Quarter	$20.83	$17.70	$0.00000
Third Quarter	$18.13	$14.38	$0.00000
Fourth Quarter	$17.74	$14.48	$0.51900
2016
First Quarter	$16.76	$12.18	$0.00000
Second Quarter	$18.14	$15.93	$0.00000
Third Quarter	$19.13	$17.15	$0.00000
Fourth Quarter	$21.82	$17.75	$0.33400
2017
First Quarter	$22.09	$19.35	$0.00500
Second Quarter	$21.30	$18.17	$0.00000
Third Quarter	$22.29	$19.05	$0.00000
Fourth Quarter	$22.56	$20.78	$0.91300
2018
First Quarter	$24.31	$21.54	$0.00000
Second Quarter	$22.85	$20.02	$0.00000
Third Quarter	$22.33	$19.14	$0.00000
Fourth Quarter	$21.86	$18.43	$0.96700
2019
First Quarter	$21.47	$19.02	$0.00000
Second Quarter	$23.82	$20.68	$0.00000
Third Quarter	$24.11	$21.48	$0.00000
Fourth Quarter	$26.00	$22.38	$1.41620
2020
First Quarter (through January 31, 2020)	$26.57	$24.60	$0.00000

January 2020	PS-19

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid forward contracts is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Subject to the discussions below and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

January 2020	PS-20

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $0.225 for each $10.00 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $0.175 for each $10.00 security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $0.05 for each security they sell.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of the basket components and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc.

January 2020	PS-21

Citigroup Global Markets Holdings Inc.
187,895 PLUS Based on a Basket of Four Underliers Due March 4, 2021 Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 17, 2018, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 17, 2018, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Performance Leveraged Upside SecuritiesSM and PLUSSM are service marks of Morgan Stanley, used under license.

© 2020 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

January 2020	PS-22